Exhibit 99.1

News Release Contact: Michael A. Kuglin Chief Financial Officer & Chief Accounting Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

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FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold

Fiscal 2021 Second Quarter Results Conference Call

Whippany, New Jersey, April 21, 2021 -- Suburban Propane Partners, L.P. (NYSE:SPH), announced today that it has scheduled its Fiscal 2021 Second Quarter Results Conference Call for Thursday, May 6, 2021 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2021 Second Quarter results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (888) 317-6003

Access Code: 5936393

Ask for: Suburban Propane’s Fiscal 2021 Second Quarter Results Conference Call.

In addition, a replay of the conference call will be available from 12:00 PM Eastern Time, Thursday, May 6, 2021 until 12:00 AM Eastern Time, Friday, May 13, 2021 and can be accessed by dialing (877) 344-7529, Access Code 10153867. The replay will also be available via Suburban’s web site until the replay for next quarter’s call is posted.

Suburban Propane Partners, L.P. (“Suburban Propane”), is a nationwide distributor of propane, renewable propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity and an investor in low carbon fuel alternatives, servicing the energy needs of over 1 million customers through 700 locations across 41 states. Suburban Propane is a New York Stock Exchange listed master limited partnership headquartered in Whippany, NJ, and has been in the customer service business since 1928. For additional information on Suburban Propane, please visit www.suburbanpropane.com.

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